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                                                                   EXHIBIT 10.12

                      FORM OF RESTRICTED STOCK AGREEMENT
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     This Agreement is made as of the ___ day of ____________, 2000, by and between TELLIUM, INC., a Delaware corporation (the "Company"), having an address at 2 Crescent Place, Oceanport, New Jersey 07757, and the employee of the Company or a Subsidiary of the Company named on Annex I and who is a signatory hereto, hereinafter referred to as "Employee".

     WHEREAS, the Employee is the holder of the option(s) (the "Option") to purchase the number of shares of the Company's common stock set forth on Annex I, and Employee desires to exercise such Option(s) as to the number of shares of the Company's common stock set forth on Annex I;

     WHEREAS, in connection with such exercise, the Company has agreed to make a loan to the Employee in the amount set forth on Annex I to pay the exercise price of such Options; and

     WHEREAS, it is a condition precedent to the Company's making of such loan that Employee enter into this Agreement with the Company concerning the rights and restrictions of the shares issuable upon exercise of the Options;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I.   OWNERSHIP OF SHARES

     1.1  Shares.  The Employee hereby exercises his Option(s) to purchase from
          ------
the Company the number of shares of the Company's common stock, par value $0.001 per share (the "Shares"), set forth on Annex I, at the exercise price(s) (the "Per Share Price") set forth on Annex I, for an aggregate consideration (the "Purchase Price") equal to the amount set forth on Annex I, which Purchase Price is being paid concurrently herewith in cash in the amount set forth on Annex I and by delivery of a purchase-money promissory note (the "Note") in the form attached hereto as Exhibit A, payment of which is being secured by a pledge of the Purchased Shares under a Stock Pledge Agreement (the "Pledge Agreement") being delivered herewith in the form attached hereto as Exhibit B. Employee hereby agrees to deliver to the Secretary of the Company a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit C). The certificates representing the Shares, subject to the Company's Repurchase Rights under Articles IV hereof, shall be held in escrow by the Secretary of the Company as provided in Article VI hereof.

     1.2  Restricted Securities.  Employee hereby confirms that Employee has
          ---------------------
been informed that the Shares are restricted securities under the Securities Act of 1933, as amended (the "1933 Act") and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Employee hereby acknowledges that Employee is prepared to hold the Shares for an indefinite period and that Employee is aware that Rule 144 of the Securities and Exchange Commission (the "Commission") issued under the 1933 Act is not presently available to exempt the offer and sale of the Shares from the registration requirements of the 1933 Act. Employee is aware of the adoption of Rule 144 promulgated under the 1933 Act by the Commission, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Employee understands that Rule 144 is conditioned upon,
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among other things: (i) the availability of certain current public information about the Company, (ii) the resale occurring not earlier than one (1) year after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction", and (iv) the amount of securities being sold during any three-month period not exceeding specified limitations. Employee acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Employee wishes to sell the Shares or other conditions under Rule 144 which are required of the Company. If so, Employee understands that he will be precluded from selling the securities under Rule 144 even if the one-year holding period of said Rule has been satisfied. Prior to Employee's acquisition of the Shares, Employee acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Employee has such knowledge and experience in financial and business matters so as to make him capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Employee is able to bear the economic risk of his investment in the Shares.

     1.3  Disposition of Shares.  Employee hereby agrees that Employee shall
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make no disposition of the Shares (other than a permitted transfer under Section
3.1 hereof) unless and until:

          (a) Employee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

          (b) Employee shall have complied with all requirements of this Agreement and the terms and conditions set forth in the Plan, applicable to the disposition of the Shares.

     The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this
Article I or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

     1.4  Restrictive Legends.  In order to reflect the restrictions on
          -------------------
disposition of the Shares, the stock certificates representing the Shares will be endorsed with the following restrictive legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF _____ __, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS, RIGHTS OF FIRST REFUSAL, AND MANDATORY SALE OBLIGATIONS EXERCISABLE BY TELLIUM, INC. AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH REPURCHASE RIGHTS, RIGHTS OF FIRST REFUSAL, AND MANDATORY SALE OBLIGATIONS. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO
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AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST,
REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT."

     1.5  Definitions.  Whenever the following terms are used in this Agreement,
          -----------
they shall have the meaning specified below unless the context clearly indicates to the contrary.

     "Board" shall mean the Board of Directors of the Company.

     "Cause" shall mean the Employee's conviction of a crime or engagement in an intentional wrongful act or fraud against the Company or any affiliated entity or engagement in acts involving moral turpitude or filing a voluntary petition for, or having a court order filed against him for, personal bankruptcy or willfully failing to perform his duties as an employee of the Company after having received written notice from the Board of Directors to do so.

     "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, or another committee of the Board, appointed as provided in the Company's Plan.

     "Disability" shall mean, with respect to the Employee, (i) the suffering of any mental or physical illness, disability or incapacity that shall in all material respects preclude the Employee from performing his employment duties or
(ii) the absence of the Employee from his employment (which shall not necessarily mean absence from the Employee's place of employment) by reason of any mental or physical illness, disability or incapacity for a period of four and one-half months during any nine-month period; provided, however, in either
                                                  --------  -------
case, that such illness, disability or incapacity shall be reasonably determined by the Board to be of a permanent nature based on the foregoing standards.

     "Fair Market Value" shall be determined on a per share basis through good faith negotiations between the Company and the Employee at and as of the time of the event giving rise to the need to calculate Fair Market Value; provided,
                                                                  --------
however, that in the event that the Company has retained a nationally-recognized
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accounting firm, investment bank or valuation expert for the purpose of determining Fair Market Value for any reason, including pursuant to any other option agreement, management subscription agreement or similar agreement to which the Company is a party, and such determination was made as of a date that is within 180 days prior to the date of the event giving rise to the need to calculate Fair Market Value, then Fair Market Value shall mean the Fair Market Value determined by such accounting firm, investment bank as of such date. In the event that no such accounting firm, investment bank or valuation expert has made such determination as of such a date and the parties are unable to reach agreement on such determination, the Board shall appoint an independent nationally-recognized accounting firm, investment bank or valuation expert (the "Appraiser") to determine Fair Market Value, whose determination shall be binding on the parties. At the time of retention of the Appraiser, the Company shall deliver to the Appraiser and the Employee the Company's determination of Fair Market Value, which shall be no greater than the amount offered to the Employee in good faith negotiations (the "Company's Determination"). The fees and expenses associated with the retention of the Appraiser shall be borne by the Company in the event that the Fair Market Value determined by the Appraiser is greater than 105% of the Company's Determination and shall be borne by the Employee in the event that the Fair Market Value determined by the Appraiser is equal to or less than 105% of the Company's Determination. In making a determination of Fair Market Value, any appraiser shall determine the amount per share that would be received with respect to each share of the Common Stock to be transferred in a sale of all of the capital stock of the Company in a single transaction to a third party, without regard to any transfer or other restrictions on the capital stock and without regard to the fact that less than all of the outstanding capital stock is being purchased and sold in the transaction for which Fair Market Value is to be determined, and no determination shall include the expenses of any appraisal in the calculation of Fair Market Value.

     "Qualified Offering" shall mean a firm commitment underwritten public offering of shares of the Company's Common Stock under the 1933 Act, which results in gross proceeds to the Company of not less than $50 million at an offering price per share (as constituted on the date thereof) of not less than $22.88 (subject to appropriate adjustment to reflect any stock splits, reverse splits or similar recapitalizations affecting shares of Common Stock).

     "Plan" shall mean the Amended and Restated 1997 Employee Stock Option Plan of Tellium, Inc., as in effect from time to time.

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

     "Termination of Employment" shall mean the time when the employee-employer relationship between an Employee and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Employee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

     "Vesting Measurement Date" shall mean the date set forth on Annex I as the Vesting Measurement Date.

     "Vesting Schedule" shall mean the Vesting Schedule set forth on Annex I.

II.  SPECIAL PROVISIONS

     2.1  Stockholder Rights.  Subject to any repurchase rights of the Company
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under this Agreement, Employee (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, including the Shares held in escrow under Article VI, but subject, however, to the transfer restrictions of Article III.

     2.2  Section 83(b) Election.  Employee understands that under Section 83 of
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the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), upon the lapse of any forfeiture restrictions applicable to the Shares, Employee must include as compensation income the difference between the Purchase Price paid for the Shares and their Fair Market Value on the date on which any such forfeiture restrictions applicable to such Shares lapse. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Shares pursuant to its restrictions on transferability and Repurchase Rights under Articles IV and V of this Agreement. Employee understands that he shall, at the time of the execution and delivery of this Agreement, be required to elect to include as compensation income an amount equal to the difference (if any) between the Purchase Price paid for the Shares and the Fair Market Value of the Shares at the time the Shares are acquired hereunder rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code, substantially in the form of Exhibit D hereto, with the Internal Revenue Service (the "I.R.S.") within thirty (30) days after the date of purchase of the Shares hereunder. If the Fair Market Value of the Shares at the date of purchase does not exceed the Purchase Price paid (and thus no amount must be included as compensation income), the election may avoid potential adverse tax consequences in the future.

     2.3  Market Stand-Off.
          ----------------

          (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, Employee shall not sell, assign, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its lead underwriter a party to an underwriting agreement between (or among) the Company and such underwriter(s) for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred eighty (180) days. This Section 2.3 shall only remain in effect for the one (1) year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to be in force or effect.

          (b) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 2.3, to the same extent the Shares are at such time covered by such provisions.

     2.4  Stop Transfer.  In order to enforce the provisions of Section 2.3, the
          -------------
Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

III. TRANSFER RESTRICTIONS

     3.1  Restrictions on Transfer of Shares; Right of First Refusal.  Employee
          ----------------------------------------------------------
shall not transfer, assign, encumber, or otherwise dispose of all or any part of the Unvested Shares (as defined below), other than to the Company pursuant to the Pledge Agreement. Such restrictions on transfer, however, shall not be applicable provided the Employee receives from the Company, its prior written consent to Transfers (as defined below) of the type described in Section 3.1(c) below. In addition, Employee shall not transfer, assign, encumber, or otherwise dispose of all or any part of the Vested Shares (as defined below), except in compliance with the provisions of Sections 3.1(a) through (g) below.

     (a) Except for Transfers otherwise permitted by Section 3.1(c) below, the Employee agrees that he will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a "Transfer") any Shares in which he has vested in accordance with the vesting provisions of Section 4.3 below ("Vested Shares") at any time without complying with the right of first refusal set forth in Section 3.1(b) below.

     (b) If at any time the Employee receives a bona fide offer ("Offer") to purchase any or all of his Vested Shares from a third party (the "Offeror") which the Employee wishes to accept, the Employee shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Employee's notice shall contain an irrevocable offer to sell such Vested Shares to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company of the Employee's notice, the Company shall have the right and option to purchase all, but not less than all, of the Vested Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then, at the sole option of the Company, at the all-equivalent cash price, determined in good faith by the Board, by delivering a check or checks in the appropriate amount to the Employee against delivery of certificates or instruments representing the Vested Shares so purchased, appropriately endorsed by the Employee; provided that the price to be paid as described above shall be paid first by reducing the amount of any indebtedness due from the Employee to the Company or any of its Subsidiaries. The Company may also elect (but shall have no obligation) to cause its designee to purchase Vested Shares covered by the Offer. Subject to Section 5.2 hereof, if at the end of such 30-day period the Company has not tendered the purchase price for such Vested Shares in the manner set forth above, the Employee may during the succeeding 30-day period sell not less than all of the Vested Shares covered by the Offer to the Offeror on terms no less favorable to the Employee than those contained in the Offer. No sale may be made to any Offeror unless the Offeror agrees in writing with the Company to be bound by the provisions of this Section 3.1. Promptly after such sale, the Employee shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 days following the expiration of the 30-day period during which the Company may purchase the Vested Shares, the Employee has not completed the sale of such Vested Shares as aforesaid, all the restrictions on Transfer contained in this Agreement in effect at that time shall again be in effect with respect to such Vested Shares.

     (c) The provisions of Sections 3.1(a) and 3.1(b) shall not apply to the following Transfers of Vested Shares:

          (i)  a Transfer made by the Employee to the Company; and

          (ii) a Transfer made to any of the following "Permitted Transferees":

               (1) upon the death of the Employee to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Employee's Estate") or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Shares in accordance with the terms of this Agreement;

               (2) a Transfer made to a trust or custodianship the beneficiaries of which include only the Employee, his spouse, his life partner, his descendants, including adopted children, his ancestors, his siblings, and spouses and life partners of his descendants, ancestors and siblings (an "Employee's Trust"); or

               (3) a Transfer made to a partnership, limited liability company, corporation or other entity all of the owners of which are included in subparagraph 2 above (an "Employee's Entity");

               (4) a Transfer to the Employee's spouse, his life partner, his descendants, including adopted children, his ancestors, his siblings, spouses and life partners of his descendants, ancestors and siblings, and persons with whom Employee has had a significant pre-existing business or personal relationship;

               (5) a Transfer to an organization which is exempt from federal income taxation under Section 501(c)(3) of the Code;

     (d) No Transfer of Shares, whether or not permitted by Sections 3.1(a), 3.1(b), or 3.1(c) hereof, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

          (i) Such Transfer of the Shares is made pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel retained by the Employee (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the 1933 Act; and

          (ii) The transferee of the Shares agrees to be bound by, and executes a counterpart to, an agreement with the Company with terms substantially similar to the terms set forth in this Section 3.1 and in Section 3.2.

     (e) Immediately prior to any Transfer of Shares to an Employee's Trust or an Employee's Entity, the Employee shall provide the Company with a copy of the instruments creating the Employee's Trust with the identity of the beneficiaries, partners, members or shareholders of the Employee's Trust or Employee's Entity, as the case may be. The Employee shall notify the Company prior to any change in the identity of any beneficiary, partner, member or shareholder of the Employee's Trust or Employee's Entity, as the case may be.

     (f) No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

     (g) The restrictions on Transfer set forth in Sections 3.1(a), (b), (c) and (e) shall terminate upon a Qualified Offering by the Company.

     3.2  Transferee Obligations.  Each person (other than the Company) to whom
          ----------------------
the Shares are transferred by means of one of the permitted transfers specified in Section 3.1(c) above shall, as a condition precedent to the validity of such transfer, agree in writing to the Company to be bound by the terms and provisions of this Agreement and acknowledge that any Shares which are transferred pursuant to Section 3.1 hereof shall be subject to (i) the restrictions on transfer contained in Section 3.1, (ii) the market stand-off provisions of Section 2.3 above, and (iii) the Company's Vested Share Repurchase Right pursuant to Article V hereof or otherwise, to the same extent as if such Shares continued to be owned by the Employee.

     3.3  Definition of Owner.  For purposes of Articles IV and V of this
          -------------------
Agreement, the term "Owner" shall include the Employee and all subsequent holders of the Shares who own such Shares pursuant to a permitted transfer from the Employee in accordance with Section 3.1 above or who otherwise derive their ownership through a permitted transfer from Employee.

IV.  UNVESTED SHARE REPURCHASE RIGHT

     4.1  Grant.  (a) Employee hereby grants the Company the right (the
          -----
"Unvested Share Repurchase Right") to repurchase at a per share price equal to the Per Share Price plus interest on the Per Share Price accruing at the interest rate set forth in the Note from the date of purchase of the Unvested Shares by Employee to the date of repurchase of the Unvested Shares by the Company, all or (at the discretion of the Company and with the consent of the Employee) any portion of the Shares in which the Employee has not acquired a vested interest in accordance with the vesting provisions of Section 4.3 (such shares to be herein called the "Unvested Shares"), which Unvested Share Repurchase Right shall be exercisable at any time during the one year period following the date of any of the following (each a "Repurchase Event"):

                  (i)  the date of Termination of Employment of the Employee; or

                  (ii) except to the extent permitted hereby, the date on which any or all of the Unvested Shares or any right or privilege relating thereto is purported to be transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Employee.

          (b) Anything contained herein to the contrary notwithstanding, the Unvested Share Repurchase Right shall not be affected by any change of duties or position of the Employee (including a transfer to or from the Company or one of its Subsidiaries), so long as the Employee continues to be an officer or employee of the Company or one of its Subsidiaries.

     4.2  Exercise of the Unvested Share Repurchase Right.  The Unvested Share
          -----------------------------------------------
Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable one year period specified in Section 4.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then the Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The payment of the amount of the appropriate repurchase price shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with Section 6.3 or from Owner as herein provided), be paid first by reducing such amount by the amount of any indebtedness and accrued interest thereon due from the Owner to the Company and then the remainder shall be paid by delivery to the Owner of a certified check payable to the Owner. In respect to any purchase of Unvested Shares pursuant to this Section 4.2, the Company may elect (but shall have no obligation) to cause its designee to purchase such Unvested Shares.

     4.3  Termination of the Unvested Share Repurchase Right.  The Unvested
          --------------------------------------------------
Share Repurchase Right shall terminate, and cease to be exercisable, with respect to the Unvested Shares as described in subsections (a) and (b) of this
Section 4.3.

          (a) The Unvested Share Repurchase Right shall terminate, and cease to be exercisable, with respect to any Unvested Shares for which it is not timely exercised under Section 4.2.

          (b) The Unvested Share Repurchase Right shall terminate, and cease to be exercisable, with respect to the Unvested Shares (the "Time Vested Shares") in which the Employee vests in accordance with the Vesting Schedule set forth on Annex I. Accordingly, provided no Repurchase Events or Corporate Transactions shall have taken place, the Employee shall acquire a vested interest in, and the Unvested Share Repurchase Right provided in Section 4.1 shall lapse with respect to, the Time Vested Shares in accordance with such Vesting Schedule.

          (c) All Time Vested Shares shall, however, continue to be subject to the market stand-off provisions of Section 2.3 above and the Company's Vested Share Repurchase Right pursuant to Article V hereof.

          (d) The provisions of Section 4.3(b) above shall cease to apply to any Unvested Shares that have not yet vested upon the occurrence of a Repurchase Event described in Section 4.1 above.

     4.4  Additional Shares or Substituted Securities.  In the event of any
          -------------------------------------------
stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Unvested Share Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Unvested Share Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

     4.5  Corporate Transaction.  Upon the occurrence of an event described in
          ---------------------
clause (i) below, the Unvested Share Repurchase Right shall lapse with respect to 50% of the then-Unvested Shares. Upon the occurrence of an event described in clause (ii) below following a Corporate Transaction, the Unvested Share Repurchase Right shall lapse with respect to the remaining 50% of the Unvested Shares.

               (i) (A) A sale or acquisition of beneficial ownership of equity securities of the Company constituting 50% or more of the total voting power of the Company's shareholders to or by a party or group of related parties (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) in a transaction or series of related transactions, (B) a merger or consolidation of the Company with or into another entity in connection with which the holders of equity securities of the Company prior to such transaction possess less than 50% of the total voting power of the surviving company after such transaction, (C) a complete liquidation or dissolution of the Company, (D) a sale of all or substantially all of the assets of the Company or (E) a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (x) have been Board members continuously since the beginning of such period or (y) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (x) who were still in office at the time such election or nomination was approved by the Board or by persons who were nominated by such Board members (any of the events in clauses (A) through (E), a "Corporate Transaction").

               (ii) (A) A meaningful alteration, adverse to the Employee, in the nature or status of his responsibilities or in his position with the Company from those in effect immediately prior to the Corporate Transaction; (B) a requirement by the Company, after the occurrence of the Corporate Transaction, that the Employee perform his responsibilities for the Company at a location which is more than sixty miles from the location of his employment at the time of the Corporate Transaction; or (C) the Company breaches any material term of this Agreement and fails to cure such breach within 30 days after the receipt of written notice from the Employee of such breach, which notice shall state in reasonable detail the facts and circumstances claimed to be a breach and of the intent of the Employee to terminate his employment upon the failure of the Company to cure such breach.

The Company shall assign this Agreement and its rights, together with its obligations, hereunder in connection with a Corporate Transaction.

     4.6  Certain Additional Payments by the Company.
          ------------------------------------------

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that as a result of the acceleration of the vesting of 50% of the then-Unvested Shares (the "Accelerated Shares") pursuant to Section 4.5 above upon the occurrence of a Corporate Transaction, the Employee would be required to pay an Excise Tax with respect to the Accelerated Shares, then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the amount of the Excise Tax attributable to the Accelerated Shares.

          (b) Subject to the provisions of Section 4.6(c), all determinations required to be made under this Section 4.6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche or such other nationally recognized certified public accounting firm as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that he has received Accelerated Shares, or such earlier time as is requested by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.6(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

          (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

              (i) give the Company any information reasonably requested by the Company relating to such claim,

              (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

              (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings related to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount.

          (d) If, after the receipt by the Employee of a Gross-Up Payment or an amount advanced by the Company pursuant to Section 4.6(c), the Employee becomes entitled to receive any refund with respect thereto, the Employee shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

          (e) Notwithstanding any other provision of this Section, the Company may withhold and pay over to the Internal Revenue Service for the benefit of the Employee all or any portion of the Gross-Up Payment that it determines in good faith that it is or may be in the future required to withhold, and the Employee hereby consents to such withholding.

          (f) For purposes of this Section 4.6, the portion of the Excise Tax attributable or applicable to the Accelerated Shares shall be deemed to be equal to the product of (i) the aggregate Excise Tax payable in connection with the relevant Corporate Transaction times (ii) a fraction, the numerator of which is the "parachute payment" attributable to the Accelerated Shares under Section 280G(b)(2) of the Code and the denominator of which is the aggregate amount of all payments that constitute "parachute payments" under Section 280G(b)(2) of the Code with respect to such Corporate Transaction, as determined in each case by the Accounting Firm.

          (g)  Definitions. For purposes of this Section 4.6, the term "Excise
               -----------
Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

V.   VESTED SHARE REPURCHASE RIGHT

     5.1  Vested Share Repurchase Right.  Employee hereby grants the Company the
          -----------------------------
right (the "Vested Share Repurchase Right", and together with the Unvested Share Repurchase Right, the "Repurchase Rights") to repurchase at a per share price equal to the Fair Market Value all or (at the discretion of the Company and with the consent of the Employee) any portion of the Vested Shares, if (i) the Employee's employment with the Company is or could be terminated by the Company for Cause or (ii) the Employee shall purport to transfer any Vested Shares other than as permitted in this Agreement. The Company shall have a period of one year from the date of the event giving rise to the Company's Vested Share Repurchase Right in which to give notice in writing to the Owner (the "Call Notice") of the exercise of such Vested Share Repurchase Right.

               (a) Subject to Section 5.2 below, the completion of the purchase of Vested Shares shall take place at the principal office of the Company on the tenth business day following the receipt by the Owner of a Call Notice. The payment of the amount of the appropriate repurchase price shall be paid first by reducing such amount by the amount of any indebtedness and accrued interest thereon due from the Owner to the Company and then the remainder shall be paid by delivery to the Owner of a certified check payable to the Owner against delivery of certificates or other instruments representing the Vested Shares, appropriately endorsed or executed by the Owner or the duly authorized representative of the Employee's Trust, the Employee's Entity or the Employee's Estate. On any purchase of Vested Shares pursuant to this Section 5.1, the Company may elect (but shall have no obligation) to cause its designee to purchase Shares covered by the Call Notice.

               (b) The Company's Vested Share Repurchase Right as set forth in this Section 5.1 shall terminate upon a Qualified Offering.

     5.2  Continued Exercisability of the Company's Right to Exercise Right of
          --------------------------------------------------------------------
First Refusal, Unvested Share Repurchase Right or Vested Share Repurchase Right;
--------------------------------------------------------------------------------
Right to Designate Purchaser; Legend.  Notwithstanding anything to the contrary
------------------------------------
contained in Section 3.1, 4.1 or 5.1, if at the time of the exercise of the right of the Company (i) to purchase Shares from the Owner pursuant to the Company's right of first refusal set forth in Section 3.1(c) or (ii) to purchase Shares from the Owner pursuant to Sections 4.1 or 5.1 (the "Time of Exercise"), there exists and is continuing a default or an event of default on the part of the Company or any subsidiary or such repurchase would result in a default or an event of default on the part of the Company or any subsidiary under any loan or other agreement, or if the repurchase would not be permitted under Section 170 of the Delaware General Corporation Law (the "DGCL") or would otherwise violate the DGCL or any other applicable law or agreement to which the Company or any subsidiary is a party (collectively, an "Event"), then the Company shall take possession of the Shares to be repurchased and such Shares shall be suspended . Payment for such shares shall be deferred until the first business day that it may occur without any such Event existing or resulting. Interest shall accrue upon the amount of such payment then outstanding at the rate of 6% per annum from the Time of Exercise until payment in full is made. Such accrued interest shall be paid to the Owner at the same time as, and on the same terms and conditions as apply to, the deferred payment referred to above. If at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement or stock subscription or similar agreements would result in an Event, then the Company shall make purchases from, and payments to, the Owner and other shareholders pro rata for the maximum repurchase amount which would be permitted without resulting in an Event; provided, however, that the provisions of the
                               --------  -------
first sentence of this Section 5.2 shall apply in respect of all Shares not purchased. The Company may also elect (but shall have no obligation) to cause its designee to purchase Shares covered by the Call Notice or Offer, as applicable.

VI.  ESCROW

     6.1  Deposit.  Upon issuance, the certificates for the Shares shall be
          -------
deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Article VI. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit C. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 6.3 below. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be issued an instrument of deposit acknowledging the number of Shares (or other assets and securities) delivered in escrow to the Secretary of the Company.

     6.2  Recapitalization.  All regular cash dividends on the Shares (or
          ----------------
regular cash dividends on any other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Secretary of the Company to be held in escrow under this
Article VI, but only to the extent the Shares are at the time subject to the escrow requirements of Section 6.1 above.

     6.3  Release/Surrender.  The Shares, together with any other assets or
          -----------------
securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

          (a) Should the Company elect to exercise the Unvested Share Repurchase Right under Article IV hereof with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

          (b) As the interest of the Owner in the Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Article IV hereof, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

              (i) Releases of the Time Vested Shares (or other vested assets and securities) shall occur promptly after such shares vest in accordance with the Vesting Schedule.

               (ii) Upon any earlier termination of the Company's Unvested Share Repurchase Right in accordance with the applicable provisions of Article IV hereof, the Shares (or other assets or securities) at the time vested in Owner and held in escrow hereunder shall promptly be released to the Owner as fully vested shares (or other property).

          (c)  Notwithstanding anything to the contrary contained in this
Section 6.3, all Shares (or other assets or securities) released from escrow in accordance with the provisions of Section 6.3(b) hereof shall nevertheless remain subject to the market stand-off provisions of Section 2.3 above until such provisions terminate in accordance therewith.

VII. GENERAL PROVISIONS

     7.1  Assignment.  The Company may assign its Repurchase Rights under
          ----------
Articles IV and V to any person or entity selected by the Company's Board of Directors, including (without limitation) one or more stockholders, officers or directors of the Company.

     7.2  No Employment or Service Contract.  Nothing in this Agreement shall
          ---------------------------------
confer upon the Employee any right to continue in the service of the Company (or any subsidiary corporation of the Company employing or retaining Employee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary corporation of the Company employing or retaining Employee) or the Employee, which rights are hereby expressly reserved by each, to terminate the employee status of Employee at any time for any reason whatsoever, with or without Cause, subject to the provisions of any employment agreement between the Company and the Employee.

     7.3  Notices.  Any notice required in connection with (i) the Repurchase
          -------
Rights or (ii) the disposition of any Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated above or at such other address as such party may designate by ten (10) days' advance written notice under this Section 7.3 to all other parties to this Agreement.

     7.4  No Waiver.  The failure of the Company (or its assignees) in any
          ---------
instance to exercise the Repurchase Rights granted under Articles IV or V hereof shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Employee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     7.5  Cancellation of Shares.  If the Company (or its assignees) shall make
          ----------------------
available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the applicable Repurchase Right, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the

Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

VIII. MISCELLANEOUS PROVISIONS

      8.1  Employee Undertaking.  Employee hereby agrees to take whatever
           --------------------
additional action and execute whatever additional documents the Company may, in its judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Employee or the Shares pursuant to the express provisions of this Agreement.

      8.2  Agreement Is Entire Contract.  This Agreement and the Plan constitute
           ----------------------------
the entire agreement between the parties hereto with regard to the subject matter hereof.

      8.3  Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to conflict of laws principles thereof.

      8.4  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

      8.5  Successors and Assigns.  The provisions of this Agreement shall inure
           ----------------------
to the benefit of, and be binding upon, the Company and its successors and assigns and the Employee and the Employee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.
                                     * * *

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

                                          THE COMPANY:

                                                TELLIUM, INC.

                                                By:____________________
                                                   Name:
                                                   Title:

                                          THE EMPLOYEE:

                                                _______________________
                                                Name: